   As filed with the Securities and Exchange Commission on December 22, 1994

                                                        Registration No.
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ----------------------------

                           NATIONAL CITY CORPORATION
               (Exact name of registrant as specified in charter)

           Delaware                                      34-1111088
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                 1900 East Ninth Street, Cleveland, Ohio 44114
   (Address, including zip code, of registrant's principal executive offices)


                          AMENDED AND SECOND RESTATED
                           1991 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                DAVID L. ZOELLER
              Senior Vice President, General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                                 (216) 575-2978
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
===============================================================================================================
Title of securities           Amount           Proposed maximum            Proposed maximum         Amount of
     to be                     to be            offering price                aggregate            registration
   registered              Registered(1)          Per share(2)             offering price(2)         fee(2)
- ---------------------------------------------------------------------------------------------------------------
Common Stock,
par value $4.00
per share                  $400,000             $24.875                 $9,950,000.00             $3,431.03

(1)      The total number of shares of common stock reserved and available for distribution. Pursuant to Rule 416, this Form S-8
         Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)      The registration fee has been calculated in accordance with Rule 457(h) based on the average of the high and low prices of
         NCC's common stock reported on the New york Stock Exchange on December 21, 1994 which average was $24.875.

                          NATIONAL CITY CORPORATION

               Cross Reference Sheet Pursuant to Item 501(b) of
                 Regulation S-K, Showing the Location in the
         Prospectus of the Information Required by Part 1 of Form S-3

    Item of Form S-3                    Location of Caption in Prospectus
    ----------------                    ---------------------------------

1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page Of Prospectus. . . . . .  Facing Page of Registration Statement;
                                         Cross Reference Sheet; Outside Front
                                         Cover Page of Prospectus

2.  Inside Front and Outside
    Back Cover Pages of Prospectus. . .  Available Information; Incorporation of
                                         Certain Documents by Reference; Table
                                         of Contents

3.  Summary Information, Risk Factors
    and Ratio of Earnings to Fixed
    Charges . . . . . . . . . . . . . .  The Company

4.  Use of Proceeds . . . . . . . . . .  Use of Proceeds

5.  Determination of Offering Price . .  Not Applicable

6.  Dilution  . . . . . . . . . . . . .  Not Applicable

7.  Selling Security Holders  . . . . .  Selling Stockholders

8.  Plan of Distribution  . . . . . . .  Plan of Distribution

9.  Description of Securities to Be
    Registered  . . . . . . . . . . . .  Not Applicable

10. Interests of Named Experts and
    Counsel . . . . . . . . . . . . . .  Experts

11. Material Changes  . . . . . . . . .  Not Applicable

12. Incorporation of Certain
    Information by Reference  . . . . .  Incorporation of Certain Documents by
                                         Reference

13. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities . . . . . . . . . .  Indemnification of Directors and
                                         Officers

PROSPECTUS

                                 191,950 SHARES

                           NATIONAL CITY CORPORATION

                                  COMMON STOCK
                           PAR VALUE $4.00 PER SHARE

                               ------------------

     This Prospectus relates to 191,950 shares of the common stock, par value $4.00 per share ("Common Stock"), of National City Corporation ("NCC"), which are owned by, and have been awarded to, the selling stockholders referred to herein (the "Selling Stockholders") pursuant to NCC's Amended and Second Restated 1991 Restricted Stock Plan (the "Plan"). NCC will not receive any proceedings from any sale of shares of Common Stock offered hereby.

     The shares of Common Stock may be sold through any of several methods, including transactions on the New York Stock Exchange, in the over-the-counter market at prevailing market prices at the time of sale, or in privately negotiated transactions at prices agreed upon by the parties. See "Plan of Distribution."

     The Selling Stockholders and any brokers effecting sales on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts given by such brokers may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Common Stock is listed on the New York Stock Exchange under the symbol "NCC."

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
            TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of NCC since the date hereof or the dates as of which information is set forth herein.

                               ------------------

               THE DATE OF THIS PROSPECTUS IS DECEMBER 22, 1994.

                             AVAILABLE INFORMATION

     NCC is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York regional office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at its Chicago regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning NCC may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Additional information regarding NCC and the securities offered hereby is contained in the Registration Statement and the exhibits relating thereto, filed by NCC with the Commission under the Securities Act. For further information pertaining to NCC and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by NCC with the Commission and are hereby incorporated by reference in this Registration Statement:

     (a) Annual Report of NCC on Form 10-K for the fiscal year ended December 31, 1993; its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; and its Reports on Form 8-K dated March 2, 1994, March 4, 1994 and August 1, 1994, respectively; and

     (b) The description of the Common Stock which is contained in the Registration Statement filed under the Exchange Act for the purpose of registering such class of securities thereunder.

     All other reports subsequently filed by NCC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered have been sold or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents of NCC by reference which are not presented herein or delivered herewith. NCC's documents (other than certain exhibits to any such documents) are available to any person to whom a copy of this Prospectus has been delivered, upon written or oral request to National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Thomas A. Richlovsky, Senior Vice President and Treasurer, telephone number
(216) 575-2126, and will be furnished without charge.

                                  THE COMPANY

     At September 30, 1994, NCC was the third largest bank holding company headquartered in the State of Ohio and approximately the 26th largest in the United States on the basis of total assets. NCC owns and operates 10 commercial banks in Ohio, Kentucky and Indiana. As of September 30, 1994, NCC, through these banks, operated 610 offices. NCC's four largest commercial banking subsidiaries are National City

Bank; National City Bank, Columbus; National City Bank, Indiana; and National City Bank, Kentucky. These banks and the other subsidiaries and divisions of NCC conduct a variety of financial services businesses. In addition to a general commercial banking business, NCC or its subsidiaries are engaged in credit card, retail payment and airline ticket processing, brokerage services, trust and investment management, leasing, merchant and mortgage banking, public finance, venture capital, small business and community investment, credit life insurance and other financially related businesses. NCC was organized under Delaware law in 1972, and had, along with its subsidiaries, 20,098 full-time equivalent employees at September 30, 1994. The principal executive offices of NCC are located at 1900 East Ninth Street, Cleveland, Ohio 44114, telephone number (216) 575-2000.

     For more detailed information about NCC, reference is made to the NCC Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                USE OF PROCEEDS

     All shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts, and NCC will not receive any proceeds from such sales.

                              SELLING STOCKHOLDERS

     The shares of Common Stock covered by this Prospectus were issued by NCC to the Selling Stockholders pursuant to an award of restricted stock granted under the Plan. The Selling Stockholders received such shares as an offset to benefits otherwise payable in cash to them under the NCC Supplemental Executive Retirement Plan. Under the terms of the share awards, the restrictions applicable to the shares will lapse at retirement or in the event of a change of control of NCC (as defined in the Plan).

     All of the shares of Common Stock offered hereby were acquired by the Selling Stockholders prior to the date hereof in transactions exempt from the registration requirements of the Securities Act. The Selling Stockholders may sell from time to time any of the shares of Common Stock covered by this Prospectus upon the lapse of the Plan restrictions. Therefore, no estimate can be given as to the number of shares of Common Stock that may be reoffered for sale under this Prospectus at any given time.

     The table below sets forth the following information, assuming sale by the Selling Stockholders of all shares of Common Stock awarded under the Plan prior to the date hereof: (i) the name of the Selling Stockholder and positions held by such stockholder with NCC within the past three years; (ii) the number of shares of Common Stock of NCC beneficially owned by the Selling Stockholder as of the date hereof prior to the offering covered by this Prospectus; (iii) the number of shares of Common Stock offered by the Prospectus for the account of the Selling Stockholder; and (iv) the number of shares of Common Stock to be owned by the Selling Stockholder if all shares covered by the Prospectus held by such stockholder are sold. The Selling Stockholders holding shares of Common Stock as to which the Plan restrictions have lapsed are listed in the top portion of the table. The table omits the names of certain additional Selling Stockholders who are non-affiliates of NCC holding less than 1,000 shares of Common Stock issued under the Plan. Such stockholders may sell shares up to that amount under this Prospectus.

                                                                                            SHARES TO BE
    NAME AND POSITION (OR FORMER POSITION)              OWNED              OFFERED              OWNED
            OF SELLING STOCKHOLDER                     SHARES              SHARES            AFTER SALE
- -----------------------------------------------    ---------------     ---------------     ---------------
Gene F. Carpenter/(Vice Chairman)..............              0               8,600                   0

Willis I. Else/(Senior Vice President).........          4,180               2,400               1,780

Robert T. Williams/(Senior Vice President,
  General Counsel and Secretary)...............         14,000               2,400              11,600

Richard E. Beeman/(Senior Vice President)......              0               1,100                   0
                          ------------------------------------------------------

Edward B. Brandon/Executive Vice President.....        432,775              95,850             336,925

                                                                                            SHARES TO BE
    NAME AND POSITION (OR FORMER POSITION)              OWNED              OFFERED              OWNED
            OF SELLING STOCKHOLDER                     SHARES              SHARES            AFTER SALE
- -----------------------------------------------    ---------------     ---------------     ---------------
William R. Robertson/Deputy Chairman...........        251,952              16,400             235,552

David A. Daberko/President & Chief Operating
  Officer......................................        257,772               9,700             248,072

Vincent A. DiGirolamo/Executive Vice
  President....................................         99,035               7,700              91,335

Patrick D. Walsh/Senior Vice President.........         49,828               4,900              44,928

Lawrence D. Hottois/Executive Vice President...         47,068               4,450              42,618

Thomas W. Owen/Senior Vice President and
  General Auditor..............................         47,181               4,000              43,181

Frederick W. Schantz/President and Chief
  Executive Officer............................         70,775               3,850              66,925

Karl A. Johns/Senior Vice President............         38,265               3,750              34,515

W. Douglas Bannerman/Executive Vice
  President....................................         37,049               3,700              33,349

Harold B. Todd, Jr./Executive Vice President...         63,515               3,450              60,065

Gary A. Glaser/Executive Vice President........        112,775               3,300             109,475

Morton Boyd/Executive Vice President...........        244,264               2,250             242,014

Charles W. Hall/Executive Vice President.......        108,082               2,050             106,032

William E. MacDonald III/Executive Vice
  President....................................         94,999               2,050              92,949

Robert G. Siefers/Executive Vice President and
  Chief Financial Officer......................         66,580               2,000              64,580

James H. Gilmour/Executive Vice President......         55,799               1,850              53,929

William H. Schecter/Senior Vice President......         37,899               1,600              36,299

Leonard V. Hardin/President & Chief Executive
  Officer......................................        216,039               1,200             214,839

Theodore H. Tung/Senior Vice President.........         39,993               1,100              38,893

Robert J. Ondercik/Executive Vice President....          9,022                 750               8,272

Jon L. Gorney/Executive Vice President.........         39,254                 700              38,554

Thomas A. Richlovsky/Senior Vice President and
  Treasurer....................................         40,107                 400              39,707

Jeffrey D. Kelly/Executive Vice President......         41,784                 350              41,434

David L. Zoeller/Senior Vice President, General
  Counsel & Secretary..........................         87,880                 100              87,780

                              PLAN OF DISTRIBUTION

     The Common Stock offered hereby may be sold from time to time in one or more transactions through any of several methods, including in transactions on the New York Stock Exchange, in ordinary brokerage transactions or block transactions, in distributions pursuant to and in accordance with the rules of the over-the-counter market on which the shares may be traded, in negotiated transactions, through underwriters or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through a broker or brokers or underwriters, who may act as agent or principal or as both agent and principal, and such brokers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders, not to exceed that which is customary for the particular transactions. The Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

     Any shares of Common Stock covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this Prospectus. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them under this Prospectus. NCC will not receive any proceeds from any sale of the shares of Common Stock covered by this Prospectus.

  Transfer Agent and Registrar

     National City Bank is the Transfer Agent and Registrar of the Common Stock.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power, and in some cases is required, to indemnify an officer or director who was or is a party or is threatened to be made a party or is threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

     Article VI of NCC's By-Laws provides for the mandatory indemnification of directors, officers or employees of NCC or any of its subsidiaries and of those persons serving at the request of NCC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. NCC has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of NCC and its subsidiaries in connection with the performance of their duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling NCC pursuant to the foregoing provisions, NCC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL OPINION

     The validity of the Common Stock offered under this Prospectus will be passed upon for NCC by David L. Zoeller, Esq., Senior Vice President, General Counsel and Secretary. Mr. Zoeller beneficially owns shares of Common Stock and currently exercisable options to purchase shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of NCC contained in NCC's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein, have been audited by Ernst & Young LLP, independent public accountants, as stated in their report included therein, and have been so incorporated in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on future financial statements of NCC, and consents to the use of their report thereon, such future financial statements also will be incorporated by reference herein in reliance upon their report and said authority.

- ------------------------------------------------------
- ------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Available Information...................    2

Incorporation of Certain Documents by
  Reference.............................    2

The Company.............................    2

Use of Proceeds.........................    3

Selling Stockholders....................    3

Plan of Distribution....................    4

Indemnification of Directors and
  Officers..............................    5

Legal Opinion...........................    5

Experts.................................    5

                               ------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY. IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NCC OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, AND THERE SHALL NOT BE ANY SALE OF, THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                 NATIONAL CITY
                                  CORPORATION
                               ------------------
                                 191,950 SHARES

                                  COMMON STOCK
                           PAR VALUE $4.00 PER SHARE
                             ----------------------

                                   PROSPECTUS

                             ----------------------
                               December 22, 1994
- ------------------------------------------------------
- ------------------------------------------------------

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by NCC with the Commission and are hereby incorporated by reference in this Registration Statement:

         (a) Annual Report of NCC on Form 10-K for the fiscal year ended December 31, 1993; its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; and its Reports on Form 8-K dated March 2, 1994, March 4, 1994 and August 1, 1994, respectively; and

         (b) The description of the Common Stock which is contained in the Registration Statement filed under the Exchange Act for the purpose of registering such class of securities thereunder.

         All other reports subsequently filed by NCC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered have been sold or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock reserved for issuance under the Plan has been passed upon for NCC by David L. Zoeller, Esq., Senior Vice President, General Counsel and Secretary of NCC. Mr. Zoeller beneficially owns shares of Common Stock and currently exercisable options to purchase shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power, and in some cases is required, to indemnify an officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

         Article VI of NCC's By-Laws provides for the mandatory indemnification of directors, officers or employees of NCC or any of its subsidiaries and of those persons serving at the request of NCC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. NCC has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of NCC and its subsidiaries in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The shares of Common Stock to be resold by the Selling Stockholders were issued to such Stockholders pursuant to the exemption from registration under the Securities Act provided in Section 4(2) thereof. Each of the Selling Stockholders was a senior executive of NCC at the time that such shares were issued to each such stockholder pursuant to the Plan, and through such position had adequate access to information about NCC to make an informed investment decision.

ITEM 8.  EXHIBITS.

      Exhibit
      Number          Description of Document
      ------          -----------------------
      4.1             Restated Certificate of Incorporation of NCC as amended
                      (filed as Exhibit 3.1 to Registration Statement
                      No. 33-49823 and incorporated herein by reference).

      4.2             NCC s First Restatement of By-Laws adopted April 27, 1987
                      (as amended through October 24, 1994) (filed as Exhibit
                      3.2 to Registration Statement No. 33-56539 and incorporated herein by reference).


      4.3             Amended and Second Restated 1991 Restricted Stock Plan
                      (filed as Exhibit 10.9 to Registration Statement 33-49823 and incorporated herein by reference).

      4.4 Form of Restricted Stock Award Agreement made in connection with National City Corporation Supplemental
                      Executive Retirement Plan (filed as Exhibit 10.10 to
                      NCC's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).

      5               Opinion of David L. Zoeller, Senior Vice President,
                      General Counsel and Secretary of NCC as to the legality of the securities being registered.

    23.1 Consent of David L. Zoeller (included in his opinion filed as Exhibit 5 to the Registration Statement and incorporated herein by reference).

    23.2               Consent of Ernst & Young LLP.

    24                 Power of Attorney.

ITEM 9.    UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering.

      Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 19th day of December, 1994.

                                              NATIONAL CITY CORPORATION


                                              By /s/ Robert G. Siefers
                                                --------------------------
                                                    Robert G. Siefers
                                                 Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                                 Title                                        Date
- ----------                                 -----                                        ----
              *
__________________________________         Chairman, Chief Executive                    December 19, 1994
      Edward B. Brandon                    Officer, and Director

              *
__________________________________         President, Chief Operating                   December 19, 1994
      David A. Daberko                     Officer and Director

              *
__________________________________         Deputy Chairman and Director                 December 19, 1994
      William R. Robertson

              *
__________________________________         Director                                     December 19, 1994
      Sandra H. Austin


___________________________________        Director
      James M. Biggar

              *
__________________________________         Director                                     December 19, 1994
      Charles H. Bowman

              *
__________________________________         Director                                     December 19, 1994
      John G. Breen


___________________________________        Director
      Richard E. Disbrow

              *
___________________________________        Director                                     December 19, 1994
      Daniel E. Evans

              *
__________________________________         Director                                     December 19, 1994
      Otto N. Frenzel, III





Signatures                                         Title                                Date
- ---------                                          -----                                ----
                 *
__________________________________                 Director                             December 19, 1994
          Joseph H. Lemieux

                 *
__________________________________                 Director                             December 19, 1994
          A. Stevens Miles

                 *
__________________________________                 Director                             December 19, 1994
          Burnell R. Roberts


___________________________________                Director
           Stephen A. Stitle

                 *
___________________________________                Director                             December 19, 1994
           Morry Weiss



         * David L. Zoeller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of each of the above-indicated officers and directors of National City Corporation (constituting a majority of the directors) pursuant to a power of attorney, dated December 19, 1994, executed by such persons.


By       /s/ David L. Zoeller
    __________________________________
          David L. Zoeller
          Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                      Page
                                                                   Number in
                                                                  Sequentially
Exhibit Number        Exhibit Description                         Numbered Copy
- --------------------------------------------------------------------------------
     4.1              Restated Certificate of Incorporation of
                      NCC as amended (filed as Exhibit 3.1 to
                      Registration Statement No. 33-49823 and
                      incorporated herein by reference).

     4.2              NCC s First Restatement of By-Laws adopted
                      April 27, 1987 (as amended through October
                      24, 1994) (filed as Exhibit 3.2 to
                      Registration Statement No. 33-56539 and
                      incorporated herein by reference).

     4.3              Amended and Second Restated 1991 Restricted
                      Stock Plan (filed as Exhibit 10.9 to
                      Registration Statement 33-49823 and
                      incorporated herein by reference).

     4.4 Form of Restricted Stock Award Agreement made in connection with National City Corporation Supplemental Executive Retirement Plan (filed as Exhibit 10.10 to NCC's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).

     5                Opinion of David L. Zoeller, Senior Vice
                      President, General Counsel and Secretary of NCC as to the legality of the securities being registered.

     23.1 Consent of David L. Zoeller (included in his opinion filed as Exhibit 5 to the Registration Statement and incorporated herein by reference).

     23.2             Consent of Ernst & Young LLP.

     24               Power of Attorney.

                                     II-7